Exhibit 99.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

For the three months ended March 31, 2017 and 2016

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars)
(unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$25.9	$26.0
Restricted cash	5.6	9.3
Accounts receivable - trade, unbilled and other	35.6	34.8
Accounts receivable - related party	37.7	40.2
Current portion of derivative instruments asset	3.7	4.1
Inventory	14.8	14.5
Prepayments and other current assets	10.4	6.3
Total current assets	133.7	135.2

Property, plant, and equipment, net	599.4	613.7
Equity investment in unconsolidated affiliates	272.2	266.8
Power purchase agreements and intangible assets, net	236.6	246.2
Goodwill	36.1	36.1
Derivative instruments asset	4.1	4.6
Other assets	4.2	5.2
Total assets	$1,286.3	$1,307.8

Liabilities
Current liabilities:
Accounts payable	$2.9	$3.7
Related party payables	25.7	26.3
Accrued interest	2.6	0.3
Other accrued liabilities	17.1	17.5
Current portion of long-term debt	114.4	109.4
Current portion of derivative instruments liability	4.5	6.0
Other current liabilities	9.7	1.8
Total current liabilities	176.9	165.0

Long-term debt, net of unamortized discount and deferred financing costs	668.2	697.0
Derivative instruments liability	17.2	14.8
Deferred income taxes	68.0	69.2
Power purchase and fuel supply agreement liabilities, net	24.9	25.3
Other long-term liabilities	51.9	51.6
Total liabilities	1,007.1	1,022.9

Commitments and contingencies

Equity
Partners’ capital	1,209.7	1,202.0
Accumulated other comprehensive loss	(144.5)	(146.5)
Retained deficit	(1,007.3)	(991.9)
Total APLP Holdings Limited Partnership equity	57.9	63.6
Preferred shares issued by a subsidiary company	221.3	221.3
Total equity	279.2	284.9
Total liabilities and equity	$1,286.3	$1,307.8

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)
(unaudited)

	Three months ended March 31,
	2017	2016
Project revenue:
Energy sales	$34.2	$49.6
Energy capacity revenue	16.2	28.6
Other	41.8	22.0
	92.2	100.2
Project expenses:
Fuel	25.9	35.5
Operations and maintenance	18.2	18.6
Depreciation and amortization	27.7	22.9
	71.8	77.0
Project other income (expense):
Change in fair value of derivative instruments	(1.6)	1.1
Equity in earnings of unconsolidated affiliates	9.1	10.7
Interest expense, net	(0.6)	(0.7)
Other expense	—	(0.2)
	6.9	10.9
Project income	27.3	34.1

Administrative and other expenses:
Administration	4.1	0.3
Interest, net	14.9	20.5
Foreign exchange loss	1.9	9.0
Other expense	0.8	—
	21.7	29.8
Income before income taxes	5.6	4.3
Income tax (benefit) expense	(0.3)	1.6
Net income	5.9	2.7
Net income attributable to preferred shares of a subsidiary company	2.1	2.0
Net income attributable to APLP Holdings Limited Partnership	$3.8	$0.7

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)
(unaudited)

	March 31,
	2017	2016
Cash provided by operating activities:
Net income	$5.9	$2.7
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	27.7	22.9
Loss on sale of assets	—	0.2
Stock-based compensation expense	0.4	0.5
Distributions from unconsolidated affiliates	3.7	4.3
Equity in earnings from unconsolidated affiliate	(9.1)	(10.7)
Unrealized foreign exchange loss	1.7	9.0
Change in fair value of derivative instruments	1.6	(1.1)
Change in deferred income taxes	(1.2)	—
Change in other operating balances
Accounts receivable	1.6	(8.6)
Inventory	(0.3)	2.8
Prepayments, supplies and other assets	(1.1)	(2.8)
Accounts payable	(2.8)	6.3
Accruals and other liabilities	10.6	(0.5)
Cash provided by operating activities	38.7	25.0

Cash provided by investing activities:
Change in restricted cash	3.7	5.9
Reimbursement of costs for third party construction project	—	4.7
Purchase of property, plant and equipment	(1.9)	(0.7)
Cash provided by investing activities	1.8	9.9

Cash used in financing activities:
Dividends paid to Parent	(11.1)	(18.4)
Dividends paid on preferred shares of a subsidiary company	(2.1)	(2.0)
Repayment of debt	(27.4)	(27.5)
Cash used in financing activities	(40.6)	(47.9)

Net decrease in cash and cash equivalents	(0.1)	(13.0)
Cash and cash equivalents at beginning of period	26.0	60.3
Cash and cash equivalents at end of period	$25.9	$47.3

Supplemental cash flow information
Interest paid	$11.6	$7.8
Taxes paid	$0.9	$0.9
Accruals for construction	$—	$0.3